Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 2004, except for Note 14 relating to the stock split as to which the date is October 25, 2004, relating to the financial statements and financial statement schedule of FoxHollow Technologies, Inc., which appears in FoxHollow Technologies, Inc.’s Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-118191).

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 13, 2005